UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2007

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3300, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2007, Endeavour International Corporation announced that J. Michael Kirksey has been appointed executive vice president and chief financial officer.

Mr. Kirksey, age 52, joined us on September 26, 2007. Mr. Kirksey has served as Chief Financial Officer from 2006 through 2007 for Sirva, Inc., a moving and relocation company located in Chicago, Illinois. From 2004 through 2005, Mr. Kirksey was employed as Chief Financial Officer for Input Output, Inc., an oil and gas technical services company located in Houston, Texas. Mr. Kirksey was Chief Executive Officer from 2000 to 2002 and Chief Financial Officer from 1997 to 2000 of Metals USA, Inc., a distributor and service provider of metal and metal components located in Houston, Texas.

Mr. Kirksey will receive an initial salary of $350,000 and be eligible for a bonus that will be determined by the compensation committee of the Board of Directors at a later date. As an inducement material to his acceptance of employment, he will be granted 400,000 shares of restricted common stock and will receive a performance grant of options to purchase 400,000 shares of common stock at an exercise price of $2.00 per share which is greater than the closing market price of $1.02 per share on the date of grant. In addition, we are providing customary relocation benefits, including equity protection on the sale of his residence.

On September 25, 2007, we also announced that John G. Williams has been appointed executive vice president of exploration.

Mr. Williams, age 57, will join us on October 1, 2007. Mr. Williams has served as Exploration Vice President for Index Oil & Gas Inc. from August 2006 until September 2007. Index Oil & Gas Inc. is a Houston, Texas-based independent energy company. Prior to joining Index Oil & Gas Inc., Mr. Williams was with Conoco and then ConocoPhillips from 1980 until 2006, where he was Manager, Exploration Geoscience from 2003, and Global Chief Geophysicist prior to that.

Mr. Williams will receive an initial salary of $400,000 and be eligible for a bonus that will be determined by the compensation committee of the Board of Directors at a later date. As an inducement material to his acceptance of employment, he will be granted 400,000 shares of restricted common stock and will receive options to purchase 200,000 shares of common stock at an exercise price per share equal to the closing price on October 1, 2007. In addition, we are providing customary relocation benefits, including equity protection on the sale of his residence.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

October 1, 2007	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Senior Vice President, Chief Accounting Officer